UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 31, 2012 (January 30, 2012)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475
Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice:  (713) 353-9400

fax:  (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On January 30, 2012, Hyperdynamics Corporation (the “Company”) entered into a placement agency agreement with Rodman & Renshaw, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of 10,000,000 shares of the Company’s common stock and warrants to purchase up to 10,000,000 shares of the Company’s common stock in a registered direct public offering.  The Company has agreed to pay the Placement Agent an aggregate fee (the “Placement Agent Fee”) equal to 5% of the gross proceeds received in the offering.  The Company has also agreed to reimburse the Placement Agent for expenses incurred by it in connection with the offering in an amount equal to 0.5% of the gross proceeds received by the Company in the offering.

Also on January 30, 2012, the Company entered into a securities purchase agreement with certain institutional investors pursuant to which the Company agreed to sell an aggregate of 10,000,000 shares of its common stock and warrants to purchase a total of 10,000,000 shares of its common stock to institutional investors for gross proceeds of approximately $30,000,000.  The purchase price of a share of common stock and warrant is $3.00.  The warrants will expire 14 months following the closing date, and subject to certain ownership limitations, are exercisable 181 days following the closing date of the offering.  The warrants will have an exercise price of $3.50 per share.  The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $28,200,000.  The offering is expected to close on or about February 2, 2012.  After giving effect to the offering, the Company will have 166,816,065 shares of common stock outstanding.

The common stock, warrants to purchase common stock and shares of common stock issuable upon exercise of the warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on or about January 31, 2012 and the shelf registration statement on Form S-3 (File No. 333-173051), which became effective automatically upon filing on March 24, 2011.

The description of terms and conditions of the placement agent agreement, the form of warrant and securities purchase agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of the placement agent agreement and securities purchase agreement, which are attached hereto as Exhibit 1.1, 4.1 and 10.1, respectively, and incorporated herein by reference.

The legal opinion of Patton Boggs LLP relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01                                             Regulation FD Disclosure

On January 30, 2012, we issued a press release entitled, “Hyperdynamics to Raise $30 Million in Registered Direct Offering”.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 8.01          Other Items

We have revised certain risk factors we previously disclosed in our Annual Report on Form 10-K for the year ended June 30, 2011, and added certain new risk factors.  Our updated and additional risk factors are set forth below.

Risks Relating to Our Business and the Industry in Which We Operate.

We depend on a single exploration asset.

The Concession is currently our single most important asset and constitutes our greatest potential for the future generation of revenue.  In addition to our current exploratory well, the Sabu-1, we are required under the PSC to drill a minimum of one additional exploration well to a minimum depth of 2,500 meters below the seabed at a minimum cost of $15 million by September 21, 2016.  The PSC has other work and additional obligations that we will need to perform to maintain compliance with the PSC.  Failure to comply could subject us to risk of loss of the Concession.  In addition, oil and natural gas operations in Africa may be subject to higher political and security risks than operations in the United States.  Upon commencing operations at the Concession, any adverse development affecting our progress such as, but not limited to, the drilling and operational hazards described below, could result in damage to, or destruction of, any wells and producing facilities constructed on the Concession as well as damage to life.  Although we may acquire producing assets to diversify our asset base, given that the Concession is currently our only major asset, any adverse development affecting it could have a material adverse effect on our financial position and results of operations.

We have no proved reserves and our exploration program may not yield oil in commercial quantities or quality, or at all.

We have no proved reserves.  We have identified leads based on seismic and geological information that indicates the potential presence of oil.  However, the areas we decide to drill may not yield oil in commercial quantities or quality, or at all.  Even when properly used and interpreted, 2-D and 3-D seismic data and visualization techniques are only tools used to assist geoscientists in identifying subsurface structures and hydrocarbon indicators and do not enable the interpreter to know whether hydrocarbons are, in fact, present in those structures.  Accordingly, we do not know if any of our prospects will contain oil in sufficient quantities or quality to recover drilling and completion costs or to be economically viable.  Even if oil is found in commercial quantities, construction costs of oil pipelines or floating production systems, as applicable, and transportation costs may prevent such leads from being economically viable.  If our exploration efforts do not prove to be successful, our business, financial condition and results of operations will be materially adversely affected.

Offshore Guinea, the area of all of our exploration, appraisal and development efforts, has not yet proved to be an economically viable production area.  We know of only one exploration well drilled in the area of our Concession, and that was a dry hole in 1977.  Although there have been significant technological advancements in geophysical and petroleum science since 1977, and we have acquired significant 2-D and 3-D seismic data, exploration activities are subject to a high degree of risk, and there is no assurance of a commercially successful discovery or production in this region.

We do not have reserve reports for the Concession and our expectations as to oil and gas reserves are uncertain and may vary substantially from any actual production.

We do not have any reserve reports for the Concession.  A reserve report is the estimated quantities of oil and gas based on reports prepared by third party reserve engineers.  Reserve reporting is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner.  Expectations as to oil and gas reserves are uncertain and may vary substantially from any actual production.

The PSC is subject to renegotiation under certain conditions, which may have an adverse impact upon our operations and profitability.

The PSC provides that should the Guinea government note material differences between provisions of the PSC and international standards or the Guinea Petroleum Code, the parties will renegotiate the relevant articles of the PSC.  If the Guinea government identifies material differences between the PSC’s provisions and international standards or the Guinea Petroleum Code, there is no assurance that we will be able to negotiate an acceptable modification to the PSC.  If the parties are not successful in renegotiating the relevant articles of the PSC, the parties may be required to submit the matter to international arbitration.  There is no assurance that any arbitration would be successful or otherwise lead to articles that are more favorable to us than the present articles.  Therefore, the results of such negotiations or arbitration could be unfavorable to us and, as a result, could have a material adverse effect on our business, financial position, results of operation and future cash flows.

We are highly dependent on our management team and consultants, and any failure to retain the services of such parties could adversely affect our ability to effectively manage our operations or successfully execute our business plan.

Our business is dependent on retaining the services of a small number of key personnel of the appropriate caliber as the business develops.  Our success is, and will continue to be to a significant extent, dependent upon the expertise and experience of the directors, senior management and certain key geoscientists, geologists, engineers and other professionals we engage.  While we have entered into contractual arrangements with the aim of securing the services of the key management team, the retention of their services cannot be guaranteed.  The loss of key members of our management team or other highly qualified technical professionals could adversely affect our ability to effectively manage our overall operations or successfully execute current or future business strategies.  If any member of management or director were to leave our company, it may have a material adverse effect on our business, financial condition, results of operations and/or growth prospects.

Drilling wells is speculative and potentially hazardous.  Actual costs may be more than our estimates, and may not result in any discoveries.

Exploring for and developing oil reserves involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives.  The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services.

Drilling may be unsuccessful for many reasons, including geological conditions, weather, cost overruns, equipment shortages and mechanical difficulties.  Exploratory wells bear a much greater risk of loss than development wells.  The successful drilling of an oil well may not be indicative of the potential for the development of a commercially viable field and will not necessarily result in a profit on investment.  A variety of factors, both geological and market-related, can cause a well to become uneconomic or only marginally economic.

There are a variety of operating risks, including:

•      blowouts, cratering and explosions;

•      mechanical and equipment problems;

•      uncontrolled flows of oil and gas or well fluids;

•      fires;

•      marine hazards with respect to offshore operations;

•      formations with abnormal pressures;

•      pollution and other environmental risks; and

•      weather conditions and natural disasters.

Offshore operations are subject to a variety of operating risks particular to the marine environment, such as capsizing and collisions.  Also, offshore operations are subject to damage or loss from adverse weather conditions.  Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses.

Deepwater drilling generally requires more time and more advanced drilling technologies than exploration in shallower waters, involving a higher risk of equipment failure and usually higher drilling costs.  In addition, there may be production risks of which we are currently unaware.  If we participate in the development of new subsea infrastructure and use floating production systems to transport oil from producing wells, these operations may require substantial time for installation or encounter mechanical difficulties and equipment failures that could result in significant liabilities, cost overruns or delays.  Furthermore, deepwater operations generally, and operations in West Africa in particular, lack the physical and oilfield service infrastructure present in other regions.  As a result, a significant amount of time may elapse between a deepwater discovery and the marketing of the associated oil and natural gas, increasing both the financial and operational risks involved with these operations.  Because of the lack and high cost of this infrastructure, further discoveries we may make in Guinea may never be economically producible.

Actual costs associated with the Sabu-1 well are greater than we expected, and estimated costs of wells in the future may be greater than estimated.

The costs associated with the Sabu-1 well offshore Guinea are greater than we expected due to mechanical and operational issues on the drilling rig, logistical delays resulting from limited port facilities in Guinea, and an expanded well logging program.  There may be additional delays and problems associated with the Sabu-1 well that we cannot predict with certainty at this time and that may ultimately exceed our current cost estimates for the remaining work to be completed.  Offshore operations are subject to a variety of operating risks and subject to loss from such risks resulting in, among others, drilling delays, significant damage to the rig and higher drilling costs.  Unexpected delays and increases in costs associated with the Sabu-1 well or with wells drilled in the future, could adversely affect our results of operations, financial position, liquidity and business plans.

The cost overruns on the Sabu-1 well have adversely affected our cash position and liquidity, and additional cost overruns would adversely affect us and increase our need for additional capital.

The unexpectedly high cost of the Sabu-1 well has adversely affected our cash position and liquidity. We currently have cash and restricted cash of $67.8 million. After giving effect to our estimated net remaining costs to complete both the 3-D seismic survey and Sabu-1 well (including $3.8 million owed to us by Dana for well costs), our remaining cash at January 27, 2012 would be approximately $19.4 million.  If there are unexpected cost overruns in the future on this well, our liquidity, financial position and operations would be adversely affected, and we could need additional financing to maintain operations.

We may not be able to meet our substantial capital requirements to conduct our operations or achieve our business plan.

Our business is capital intensive, and we must invest a significant amount in our activities.  We intend to make substantial capital expenditures to find, develop and produce natural gas and oil reserves.

Additional capital could be obtained from a combination of funding sources.  The current potential funding sources, and the potential adverse effects attributable thereto, include:

•      offerings of equity, equity-linked and convertible debt securities, which would dilute the equity interests of our stockholders;

•      sales or assignments of interests in the Concession and exploration program, which would reduce any future revenues from that program while at the same time offsetting potential expenditures;

•      debt and convertible debt offerings, which would increase our leverage and add to our need for cash to service such debt and which could result in assets being pledged as collateral; and

•      borrowings from financial institutions, which may subject us to certain restrictive covenants, including covenants restricting our ability to raise additional capital or pay dividends.

It is difficult to quantify the amount of financing we may need to fund our business plan in the longer term.  The amount of funding we may need in the future depends on various factors such as:

•      our financial position;

•      the cost of exploration and drilling;

•      the prevailing market price of natural gas and oil; and

•      the lead time required to bring any discoveries to production.

Our ability to raise additional capital will depend on the results of operations and the status of various capital and industry markets at the time such additional capital is sought.  Historically, we have been able to raise capital from equity sources to finance our activities, but there is no assurance that we will be able to do so in the future or on acceptable terms, if at all.  Further, we currently have no operating revenue.  While we believe, absent additional Sabu-1 cost overruns, we have sufficient resources to complete the drilling of the Sabu-1, to complete the processing of the new deeper water 3D seismic survey and working capital for at least the next 12 months, additional capital will likely be required beyond this period.

If we do not obtain capital resources in the future, we may not be able to meet the obligations under the PSC and thereby could be required to surrender the Concession.  The Concession is our single most important asset and, although we are considering other opportunities, the loss of the Concession would significantly reduce our ability to eventually become a profit-generating company.

We also expect to continue to incur significant expenses over the next several years with our operations, including further 3-D seismic studies and exploratory drilling.  We may not be able to raise or expend the capital necessary to undertake or complete future drilling programs or acquisition opportunities unless we raise additional funds through debt or equity financings, which may not be available on acceptable terms to us or at all.  We may not be able to obtain debt or equity financing or enter into and complete additional strategic relationships with an industry partner to meet our capital requirements on acceptable terms, if at all.  Further, our future cash flow from operations may not be sufficient for continued exploration, development or acquisition activities, and we may not be able to obtain the necessary funds from other sources.

We will need additional funding to drill additional exploratory wells, and such funding, if available, may not be on terms advantageous to us.

Our exploration plan in 2011 contemplated a two well exploration program using the same drilling rig, beginning with the Sabu-1 well, and continuing soon thereafter with a second well.  After consideration of the suitability and cost performance of that rig and the effect of the delays and increased cost on our liquidity and capital resources, we plan to defer the commencement of our next exploration well.  Our ability to drill additional wells will depend on obtaining additional cash resources through equity or debt financings, sales of additional interests in the Concession, or through other means.  If we sell additional interests in the Concession, our percentage interest will decrease.  The terms of any capital raising arrangements may not be advantageous for us.

New investors or commercial partners may require participation interests which could decrease future profitability.

Due to funding limitations or other factors, we may conduct exploration activities under agreements that provide investors or commercial partners with a participation interest in a particular property held by us.  Under this type of arrangement, an investor or commercial partner would invest in specific property and receive a negotiated interest in that specific property.  This could reduce the potential profitability of the remaining interest in the property and reduce our ability to control and manage the property.  We expect that entering into these partnering relationships would entail transferring a portion of our interest in the Concession, or other properties that we may acquire in the future, to such partner.

We have no ability to control the prices that we may receive for oil or gas.  Oil and gas prices are volatile, and a substantial or extended decline in prices could adversely affect our financial condition, liquidity, ability to obtain financing and future operating results.

We currently have no source of revenue.  Our financial condition is based solely on our ability to sell equity or debt securities to investors, enter into an additional joint operating or similar strategic relationship with an industry partner, sell interests related to the Concession or borrow funds.  We expect that entering into these joint operating or similar relationships would entail transferring a portion of our interest in the Concession to such partner.  Such investors would consider the price of oil and gas in making an investment decision.  Declines in oil and gas prices may adversely affect our financial condition, liquidity, ability to obtain financing and operating results.  Low oil and gas prices also may reduce the amount of oil and gas that we could produce economically.  Low oil and gas prices in the future could have a negative effect on our future financial results.  Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.  Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control.  These factors include:

•      the level of domestic and foreign supplies of oil;

•      the level of consumer product demand;

•      weather conditions and natural disasters;

•      political conditions in oil producing regions throughout the world;

•      the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil production;

•      speculation as to the future price of oil and natural gas and the speculative trading of oil and natural gas futures contracts;

•      price and production controls;

•      political and economic conditions, including embargoes in oil-producing countries or affecting other oil-producing activities, particularly in the Middle East, Africa, Russia and South America;

•      continued threat of terrorism and the impact of military and other action, including U.S. military operations in the Middle East;

•      the level of global oil and natural gas exploration and production activity;

•      the price of foreign oil imports;

•      actions of governments;

•      domestic and foreign governmental regulations;

•      the price, availability and acceptance of alternative fuels;

•      technological advances affecting energy consumption;

•      global economic conditions; and

•      the value of the U.S. dollar, the Euro and fluctuations in exchange rates generally.

These factors and the volatile nature of the energy markets make it impossible to predict oil and gas prices.  Our inability to respond appropriately to changes in these factors could have a material adverse effect on our business plan, financial position, results of operations and future cash flows.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oilfield services, as well as gathering systems and processing facilities, and our dependence on industry contractors generally, could adversely impact us.

We are dependent on industry contractors for the success of our oil and gas exploration projects.  In particular, our drilling activity offshore of Guinea will require that we have access to offshore drilling rigs and contracts with experienced operators of such rigs.  The availability and cost of drilling rigs and other equipment and services, and the skilled personnel required to operate those rigs and equipment is affected by the level and location of drilling activity around the world.  An increase in drilling operations worldwide may reduce the availability and increase the cost to us of drilling rigs, other equipment and services, and appropriately experienced drilling contractors.  The reduced availability of such equipment and services may delay our ability to discover reserves and higher costs for such equipment and services may increase our costs, both of which may have a material adverse effect on our business, results of operations and future cash flow.  If we succeed in constructing oil wells, we may be required to shut them because access to pipelines, gathering systems or processing facilities may be limited or unavailable.  If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver the production to market, which could cause a material adverse effect on our results of operations and financial condition.

We are exposed to the failure or non-performance of commercial counterparties.

Our operations will be dependent on certain third parties with whom we have commercial agreements (such as drilling project management contractors, drilling contractors and the parties responsible for transporting and/or storing our production) for our future exploration, development, production, sales or other activities.  The efficiency, timeliness and quality of contract performance by third party providers are largely beyond our direct control.  If one or more of these third parties fails to meet its contractual obligations to us, or if such services are temporarily or permanently unavailable (for example, as a result of technical problems or industrial action), or not available on commercially acceptable terms, we may experience a material adverse effect on our business, results of operations, financial condition and future cash flow.  In addition, as a named party under the PSC, we could be held liable for the environmental, health and safety impacts arising out of the activities of our drilling project management contractor or any other third party service provider contracted by us or on our behalf, which could have a material adverse effect on our business, results of operations and future cash flow.

Participants in the oil and gas industry are subject to numerous laws that can affect the cost, manner or feasibility of doing business.

Exploration and production activities in the oil and gas industry are subject to local laws and regulations.  We may be required to make large expenditures to comply with governmental laws and regulations, particularly in respect of the following matters:

•      licenses for drilling operations;

•      tax increases, including retroactive claims;

•      unitization of oil accumulations;

•      local content requirements (including the mandatory use of local partners and vendors); and

•      environmental requirements and obligations, including investigation and/or remediation activities.

Under these and other laws and regulations, we could be liable for personal injuries, property damage and other types of damages.  Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties.  Moreover, new laws and regulations may be enacted, and current laws and regulations could change or their interpretations could change, in ways that could substantially increase our costs.  These risks may be higher in the developing countries in which we conduct our operations, where there could be a lack of clarity or lack of consistency in the application of these laws and regulations.  Any resulting liabilities, penalties, suspensions or terminations could have a material adverse effect on our financial condition and results of operations.

Furthermore, the explosion and sinking in April 2010 of the Deepwater Horizon oil rig during operations on the Macondo exploration well in the Gulf of Mexico, and the resulting oil spill, may have increased certain of the risks faced by those drilling for oil in deepwater regions, including increased industry standards, governmental regulation and enforcement, and less favorable investor perception of the risk-adjusted benefits of deepwater offshore drilling.

The occurrence of any of these factors, or the continuation thereof, could have a material adverse effect on our business, financial position or future results of operations.

We may not be able to commercialize our interests in any natural gas produced from our Guinea Concession

The development of the market for natural gas in West Africa is in its early stages.  Currently there is no infrastructure to transport and process natural gas on commercial terms in Guinea, and the expenses associated with constructing such infrastructure ourselves may not be commercially viable given local prices currently paid for natural gas.  We will not receive any payment for this quantity of natural gas.  Accordingly, there may be limited or no value derived from any natural gas produced from our Guinea Concession.

Our insurance coverage may be insufficient to cover losses, or we could be subject to uninsured liabilities which could materially affect our business, results of operations or financial condition.

There are circumstances where insurance will not cover the consequences of an event, or where we may become liable for costs incurred in events or incidents against which we either cannot insure or may elect not to have insured (whether on account of prohibitive premium costs or for other commercial reasons).  Further, insurance covering certain matters (such as sovereign risk, terrorism and many environmental risks) may not be available to us.  Moreover, we may be subject to large excess payments in the event a third party has a valid claim against us, and therefore may not be entitled to recover the full extent of our loss, or may decide that it is not economical to seek to do so.  The realization of any significant liabilities in connection with our future activities could have a material adverse effect on our business, results of operations, financial condition and future cash flow.

There are risks associated with the drilling of oil and natural gas wells which could significantly reduce our revenues or cause substantial losses, impairing our future operating results.  We may become subject to liability for pollution, blow-outs or other hazards, including those arising out of the activities of our third-party contractors.  We intend to obtain insurance with respect to certain of these hazards, but such insurance likely will have limitations that may prevent us from recovering the full extent of such liabilities.  The payment by us of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets.  Moreover, oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

We have competition from other companies that have larger financial and other resources than we do, which puts us at a competitive disadvantage.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects.  We are likely to face competition from international oil and gas companies, which already may have significant operations in a region, together with potential new entrants into such markets, any of which may have greater financial, technological and other resources than us.  There is a high degree of competition for the discovery and acquisition of properties considered to have a commercial potential.  We compete with other companies for the acquisition of oil and gas interests, as well as for the recruitment and retention of qualified employees and other personnel.

There can be no assurance that we will be able to continue to compete effectively with other existing oil and gas companies, or any new entrants to the industry.  Any failure by us to compete effectively could have a material adverse effect on our business, results of operations, financial condition and future cash flow.

We may incur a variety of costs to engage in future acquisitions, and the anticipated benefits of those acquisitions may never be realized.

As a part of our business strategy, we may make acquisitions of, or significant investments in, other assets, particularly those that would allow us to produce oil and natural gas and generate revenue to fund our exploration activities.  Any future acquisitions would be accompanied by risks such as:

•      diversion of our management’s attention from ongoing business concerns;

•      our potential inability to maximize our financial and strategic position through the successful development of the asset or assets acquired;

•      impairment of our relationship with our existing employees if we cannot hire employees to staff any new operations and our existing employees are required to staff both old and new operations; and

•      maintenance of uniform standards, controls, procedures and policies.

We cannot guarantee that we will be able to successfully integrate any business, products, technologies or personnel that we might acquire in the future, and our failure to do so could harm our business.

We have deposited $10 million in connection with a prospective investment in oil and gas properties that may be lost if the transaction is not completed.

We have made payments of $10 million in connection with a prospective investment in oil and gas properties.  We have not entered into a binding purchase agreement, and there are significant contingencies to completion of the transaction.  There can be no assurance that these contingencies will be satisfied.  If the transaction is completed, the $10 million payment will be credited to the purchase price.  However, if the transaction is not completed, these payments may not be recovered, which could adversely affect our results of operations, financial position and liquidity.

Risks Relating to Operating in Guinea.

Geopolitical instability where we operate subjects us to political, economic and other uncertainties.

We conduct business in Guinea, which is in a region of the world where there have been recent civil wars, revolutions, coup d’etats and internecine conflicts.  There is the risk of political violence and increased social tension in Guinea as a result of the past political upheaval, and there is a risk of civil unrest, crime and labor unrest at times.  For example, in September 2009, the military government intervened to stop pro-democracy rallies, resulting in a number of civilian deaths and casualties.  This led to the African Union, United States and European Union imposing sanctions upon the former government.  A successful mediation organized by the international community (African Union, United States and European Union) between the opposition and the military junta resulted in the appointment of a Prime Minister of Guinea from the opposition.  In 2010 democratic elections were held, and a president was elected and inaugurated.  While these developments indicate that the political situation in Guinea is improving, external or internal political forces potentially could create a political or military climate that might cause a change in political leadership, the outbreak of hostilities, or civil unrest.  Such uncertainties could result in our having to cease our Guinea operations and result in the loss or delay of our rights under the PSC.

Further, we face political and economic risks and other uncertainties with respect to our operations, which may include, among other things:

•      loss of future revenue, property and equipment, as a result of hazards such as expropriation, war, acts of terrorism, insurrection and other political risks;

•      increases in taxes and governmental royalties;

•      unilateral renegotiation or cancellation of contracts by governmental entities;

•      difficulties enforcing our rights against a governmental agency because of the doctrine of sovereign immunity and foreign sovereignty over international operations;

•      changes in laws and policies governing operations of foreign-based companies; and

•      currency restrictions and exchange rate fluctuations.

Our operations in Guinea also may be adversely affected by laws and policies of the United States affecting foreign trade and taxation.  Realization of any of these factors could have a material adverse effect on our business, financial condition, results of operations and/or growth prospects.

Guinea’s political uncertainties could adversely affect our rights under the Concession or obligations under the PSC.

Guinea has faced and continues to face political, economic and social uncertainties which are beyond our control.  Maintaining a good working relationship with the Guinea government is important because the Concession is granted under the terms of the PSC, with the Guinea government.  In June 2010, a democratic election was held that identified two main candidates for a run-off election that was held on November 7, 2010.  On December 21, 2010, President Alpha Conde was inaugurated.  The newly-elected government has replaced the transitional government.  Although we believe that our management has a positive working relationship with the new Guinea government, we cannot predict future political events and changing relationships.  Political instability, substantial changes in government laws, policies or officials, and attitudes of officials toward us could have a material adverse effect on our business, financial position, results of operations and future cash flow.

We operate in Guinea, a country where corrupt behavior exists that could impair our ability to do business in the future or result in significant fines or penalties.

We operate in Guinea, a country where governmental corruption has been known to exist.  There is a risk of violating either the US Foreign Corrupt Practices Act, laws or legislation promulgated pursuant to the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or other applicable anti-corruption regulations that generally prohibit the making of improper payments to foreign officials for the purpose of obtaining or keeping business.  In addition, the future success of our Guinea operations may be adversely affected by risks associated with international activities, including economic and labor conditions, political instability, risk of war, expropriation, terrorism, renegotiation or modification of existing contracts, tax laws and changes in exchange rates.

We are subject to governmental regulations, the cost of compliance with which may have an adverse effect on our financial condition, results of operations and future cash flow.

Oil and gas operations in Guinea will be subject to government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations.  It is impossible to predict future government proposals that might be enacted into law, future interpretation of existing laws or future amendments to the Guinea Petroleum Code or any other laws, or the effect those new or amended laws or changes in interpretation of existing laws might have on us.  Restrictions on oil and gas activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have a material adverse effect on our financial condition, results of operations and future cash flows.

Political, social and economic conditions in Guinea may adversely affect our business, results of operation, financial condition and future cash flow.

As all of our potential revenue generating assets are currently located in Guinea, our operations are dependant on the economic and political conditions prevailing in Guinea.  Accordingly, we are subject to the risks associated with conducting business in and with a foreign country, including the risks of changes in the country’s laws and policies (including those relating to taxation, royalties, acquisitions, disposals, imports and exports, currency, environmental protection, management of natural resources, exploration and development of mines, labor and safety standards, and historical and cultural preservation).  The costs associated with compliance with these laws and regulations are substantial, and possible future laws and regulations as well as changes to existing laws and regulations could impose additional costs on us, require us to incur additional capital expenditures and/or impose restrictions on or suspensions of our operations and delays in the development of our assets.

Further, these laws and regulations may allow government authorities and private parties to bring legal claims based on damages to property and injury to persons resulting from the environmental, health and safety impacts of our past and current operations and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions.  If material, these compliance costs, claims or fines could have a material adverse effect on our business, results of operations, financial condition and/or growth prospects.

In addition, Guinea has high levels of unemployment, poverty and crime.  These problems have, in part, hindered investments in Guinea, prompted emigration of skilled workers and affected economic growth negatively.  While it is difficult to predict the effect of these problems on businesses operating in Guinea or the Guinea government’s efforts to solve them, these problems, or the solutions proposed, could have a material adverse effect on our business, results of operations, financial condition and/or growth prospects.

The legal and judicial system in Guinea is relatively undeveloped and subject to frequent changes, and we may be exposed to similar risks if we operate in certain other jurisdictions.

Guinea has a less developed legal and judicial system than more established economies which could result in risks such as: (i) effective legal redress in the courts of such jurisdictions, whether in respect of a breach of contract, law or regulation, or in an ownership dispute, being more difficult to obtain; (ii) a higher degree of discretion on the part of Governmental authorities who may be susceptible to corruption; (iii) the lack of judicial or administrative guidance on interpreting applicable rules and regulations; (iv) inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; or (v) relative inexperience of the judiciary and courts in such matters.  In Guinea and certain other jurisdictions, the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to the Concession or other licenses, permits or approvals required by us for the operation of our business, which may be susceptible to revision or cancellation, and legal redress may be uncertain or delayed.  There can be no assurance that joint ventures, licenses, license applications or other legal arrangements will not be adversely affected by the actions of government authorities or others, and the effectiveness of and enforcement of such arrangements in these jurisdictions cannot be assured.

Risks Relating to Our Common Stock.

The price of our common stock historically has been volatile.  This volatility may affect the price at which you could sell your common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

The closing price for our common stock has varied between a high of $5.58 on July 26, 2011 and a low of $2.04 on December 19, 2011 to date for the fiscal year ending on June 30, 2012.  This volatility may affect the price at which an investor could sell the common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.  Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in “— Risks Relating to Our Business and the Industry in Which We Operate”; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

We may issue additional shares of common stock in the future, which could adversely affect the market price of our shares and cause dilution to existing stockholders.

We may issue additional shares of our common stock in the future which could adversely affect the market price of our shares.  Significant sales of shares of our common stock by major stockholders, or the public perception that an offering or sale may occur also could have an adverse effect on the market price of shares of our common stock.  Issuance of additional shares of common stock will dilute the percentage ownership interest of the existing stockholders, and may dilute the book value per share of our shares of common stock held by existing stockholders.

Sales of substantial amounts of shares of our common stock in the public market could harm the market price of the shares of common stock.

The sale of substantial amounts of shares of our common stock (including shares issuable upon exercise of outstanding options and warrants to purchase shares) may cause substantial fluctuations in the price of shares of our common stock.  Because investors may be more reluctant to purchase shares of our common stock following substantial sales or issuances, the sale of shares in an offering could impair our ability to raise capital in the near term.

We have identified material weaknesses in our internal controls for the year ended June 30, 2011, and if we fail to adequately remediate, we may be unable to accurately report our financial results in the future and the market price of our shares may be adversely affected.

We and our independent registered public accounting firm, in connection with the audit of our internal control over financial reporting, for the fiscal year ended June 30, 2011, have identified certain control deficiencies resulting from the lack of effective detective and monitoring controls being designed within internal control over financial reporting.  Such deficiencies related to oversight and review of information as prepared or received from external service providers covering marketable securities, income taxes and equity awards and over the presentation of the financial statements and the application of certain accounting principles. In addition, we identified certain control deficiencies in our general computer control environment, resulting from the lack of effective controls around the areas of approval and review of information technology changes and system security, including the enforcement of segregation of duties and appropriate user access restrictions.  We plan to take measures to remedy these weaknesses.  A failure to address any control deficiency could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements.  As a result, our business and the market price of our shares may be adversely affected.

Delaware law and our charter documents may impede or discourage a takeover, which could adversely impact the market price of our shares.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders.  Certain provisions of Delaware law and our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock.

Item 9.01                                             Financial Statements and Exhibits

Exhibit Number	Description
Exhibit 1.1	Placement Agency Agreement, dated January 30, 2012, by and between Hyperdynamics Corporation and Rodman & Renshaw, LLC.

Exhibit 4.1	Form of Common Stock Purchase Warrant to be issued by Hyperdynamics Corporation to the investors in the offering.

Exhibit 5.1	Opinion of Patton Boggs LLP.

Exhibit 10.1	Form of Securities Purchase Agreement, dated January 30, 2012, by and between Hyperdynamics Corporation and the investors in the offering.

Exhibit 23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1).

Exhibit 99.1	Press Release dated January 30, 2012 entitled “Hyperdynamics to Raise $30 Million in Registered Direct Offering”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	January 31, 2012	By:	/s/ PAUL C. REINBOLT
		Name:	Paul C. Reinbolt
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Placement Agency Agreement, dated January 30, 2012, by and between Hyperdynamics Corporation and Rodman & Renshaw, LLC.

Exhibit 4.1	Form of Common Stock Purchase Warrant to be issued by Hyperdynamics Corporation to the investors in the offering.

Exhibit 5.1	Opinion of Patton Boggs LLP.

Exhibit 10.1	Form of Securities Purchase Agreement, dated January 30, 2012, by and between Hyperdynamics Corporation and the investors in the offering.

Exhibit 23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1).

Exhibit 99.1	Press Release dated January 30, 2012 entitled “Hyperdynamics to Raise $30 Million in Registered Direct Offering”.